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                                                                   EXHIBIT 10.35

                                                        CIBC
                                                        500-One Lombard Place
                                                        Winnipeg, Manitoba
                                                        R3C 2P3

                                   GUARANTEE

          THIS GUARANTEE, dated as of February         , 1999, is made and given
by Kitchen Craft Cabinetry Ltd., a British Columbia company (such company, together with its successors, the "Guarantor") in favour of the Lenders and the Agent (as those terms are hereafter defined).

                                    RECITALS

A. Pursuant to the Credit Agreement (as hereinafter defined), the Lenders agreed to provide credit facilities to the Borrower, subject to the terms and on the conditions therein set forth. CAPITALIZED TERMS USED IN THIS GUARANTEE THAT ARE NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANING ASCRIBED THERETO IN THE CREDIT AGREEMENT.

B. It was a condition precedent to the obligation of the Lenders to extend credit accommodations pursuant to the terms of the Credit Agreement that this Guarantee be executed and delivered by the Guarantor.

C. The Guarantor expects to derive benefits from the extension of credit accommodations to the Borrower by the Lenders and finds it advantageous, desirable and in its best interests to execute and deliver this Guarantee to the Lenders.

          NOW, THEREFORE, In consideration of the credit accommodations extended to the Borrower and for other good and valuable consideration, the Guarantor hereby covenants and agrees with the Lenders and the Agent as follows:

1. THE GUARANTEE. The Guarantor hereby absolutely and unconditionally guarantees to the Lenders and the Agent the payment when due (whether at a stated maturity or earlier by reason of acceleration or otherwise) of the Obligations.

2. GOVERNING LAW. This Guarantee is governed by the laws of British Columbia and all federal laws applicable therein (without reference to the choice of law rules), and the Guarantor irrevocably agrees to submit to the non-exclusive jurisdiction of its courts.

3. COPY RECEIVED. The Guarantor acknowledges having received a copy of this Guarantee.

4.        PAYMENT ON DEMAND.  The Guarantor will immediately pay the Lenders on demand:
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     (a)  the amount (and in the currency) of the Obligations (when due), plus any expenses (including all legal fees and disbursements) incurred by the Lenders in enforcing any of the Lenders' rights under this Guarantee; and

     (b) interest (including interest on overdue interest, compounded monthly) on unpaid amounts due under this Guarantee calculated from the date on which those amounts were originally demanded until payment in full, both before and after judgment, at the rates (and in the currency) applicable to the Obligations.

5. MAKING DEMAND. Demand may not be made hereunder until such time as the Borrower's Obligations are declared to be forthwith due and payable pursuant to Section 9.2 of the Credit Agreement. Demand and any other notices given under this Guarantee will be conclusively considered to have been made upon the Guarantor when the envelope containing it, addressed to the Guarantor at the last address known to the Agent, is deposited, postage prepaid, first class mail, in a post office, or is personally delivered to that address; provided, however, that, notwithstanding the foregoing, any such notice shall be deemed to have been effected on the Guarantor upon notice being served by the Agent on the Borrower that the Borrower's Obligations are being declared to be forthwith due and payable pursuant to Section 9.2 of the Credit Agreement in accordance with the terms of the Credit Agreement, and in such case no further notice of demand for payment hereunder by the Guarantor shall be required. The Guarantor will give the Agent prompt written notice, addressed to the Manager of the Bank Office, of each and every change of address.

6. NO SETOFF OR COUNTERCLAIM. The Guarantor will make all payments required to be made under this Guarantee without regard to any right of setoff or counterclaim that the Guarantor has or may have against the Borrower or any Lender.

7. APPLICATION OF MONEYS RECEIVED. The Agent may apply all moneys received from the Guarantor, the Borrower or any other Person (including under any Security that the Agent may from time to time hold) upon such part of the Obligations as the Agent consider appropriate.

8. EXHAUSTING RECOURSE. The Lenders do not need to exhaust their recourse against the Borrower or any other Person or under any Security the Agent may from time to time hold before being entitled to full payment from the Guarantor under this Guarantee.

9. ABSOLUTE LIABILITY. The Guarantor's liability under this Guarantee is absolute and unconditional. It will not be limited or reduced, nor will the Lenders be responsible or owe any duty (as a fiduciary or otherwise) to the Guarantor, nor will the Lender's rights under this Guarantee be prejudiced, by the existence or occurrence (with or
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          without the knowledge or consent of the Guarantor) of any one or more of the following events:

     (a) any termination, invalidity, unenforceability or release by any Lender of any of its rights against the Borrower or against any other Person or of any Security;

     (b) any increase, reduction, renewal, substitution or other change in, or discontinuance of, the terms relating to the Obligations or to any credit extended by the Lenders to the Borrower; any agreement to any proposal or scheme of arrangement concerning, or granting any extensions of time or any other indulgences or concessions to, the Borrower or any other Person; any taking or giving up of any Security; abstaining from taking, perfecting or registering any Security; allowing any Security or lapse (whether by failing to make or maintain any registration or otherwise); or any neglect or omission by any Lender in respect of, or in the course of, going any of these things;

     (c) accepting compositions from or granting releases or discharges to the Borrower or any other Person, or any other dealing with the Borrower or any other Person or with any Security that the Lenders consider appropriate;

     (d) any unenforceability or loss of or in respect of any Security held from time to time by the Agent from the Guarantor, the Borrower or any other Person, whether the loss is due to the means or timing of any registration, disposition or realization of any collateral that is the subject of that Security or otherwise due to any Lenders fault or any other reason;

     (e) any change in the Borrower's name; or any reorganization (whether by way of amalgamation, merger, transfer, sale, lease or otherwise) of the Borrower or the Borrower's business;

     (f) any change in the Guarantor's financial condition or that of the Borrower or any other guarantor (including insolvency and bankruptcy);

     (g) any event, whether or not attributable to any Lender, that may be considered to have caused or accelerated the bankruptcy or insolvency of the Borrower or any guarantor, or to have resulted in the initiation of any such proceedings;

     (h) the Lenders' filing of any claim for payment with any administrator, provisional liquidator, conservator, trustee, receiver, custodian or other similar officer appointed for the Borrower or for all or substantially all of the Borrower's assets;
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     (i)  to the extent permitted by applicable law, any incapacity, disability, or lack or limitation of status or of the power of Borrower's directors, managers, officers, partners or agents; the discovery that the Borrower is not or may not be a legal entity; or any irregularity, defect or informality in the incurring of any of the Obligations; or

     (j) any event whatsoever that might be a defence available to, or result in a reduction or discharge of, the Guarantor, the Borrower or any other Person in respect of either the Obligations or the Guarantor's liability under this Guarantee.

     For greater certainty, the Guarantor agrees that the Agent and Lenders may deal with the Guarantor, the Borrower and any other Person in any manner without affecting the Guarantor's liability under this Guarantee.

10. PRINCIPAL DEBTOR. All moneys and liabilities (whether matured or unmatured, present or future, direct or indirect, absolute or contingent) obtained from the Lenders will be deemed to form part of the Obligations, notwithstanding the occurrence of any one or more of the events described in Section 9(j). The Guarantor will pay the Lenders as principal debtor any amount that the Lenders cannot recover from the Guarantor, as guarantor, immediately following demand as provided in this Guarantee.

11. NO LIABILITY FOR NEGLIGENCE, ETC. The Lenders will not be liable to the Guarantor for any negligence or any breaches or omissions on the part of any Lender, or any of their respective employees, officers, directors or agents, or any receivers appointed by the Lenders, in the course of any of its or their actions, or for any act or omission on the part of the Lenders, except for their own gross negligence or willful misconduct.

12. CONTINUING GUARANTEE. This is a continuing guarantee of the Obligations.

13. TERMINATING FURTHER LIABILITY. The Guarantor may discontinue any further liability to pay the Obligations by written notice to the Bank Office. The Guarantor will, however, continue to be liable under this Guarantee for any of the Obligations created, contracted, assumed or incurred prior to receipt by the Agent of written notice of revocation, or Obligations created, contracted, assumed or incurred after receipt of such notice pursuant to any contract entered into by the Lenders or the Agent prior to receipt of such notice, or any renewals or extensions thereof, theretofore or thereafter made, or any interest accrued or accruing on such Obligations, or all other costs, expenses and attorneys' fees arising from such Obligations.
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14.       STATEMENT PRIMA FACIE.  Except for demonstrable errors or omissions, the amount appearing due in any account stated by the Lenders or settled between the Lenders and the Borrower will be prima facie evidence as to that amount being due.

15.       THE LENDERS' PRIORITY.

     (a) If any payment made to the Lenders by the Borrower or any other Person is subsequently rendered void or must otherwise be returned for any reason, the Guarantor will be liable for that payment. Until all of the Lender's claims against the Borrower in respect of the Obligations have been paid in full, the Guarantor will not require that any Lender assign to it any Security held, or any other rights that the Lenders may have, in connection with the Obligations, and the Guarantor will not assert any right of contribution against any other guarantor, or claim repayment from the Borrower, for any payment that the Guarantor makes under this Guarantee.

     (b) If the Borrower is bankrupt, liquidated or wound up, or if the Borrower makes a bulk sale of any assets under applicable law, or if the Borrower proposes any composition with creditors or any scheme or arrangement, the Lenders will be entitled to all dividends and other payments until the Lenders are paid in full, and the Guarantor will remain liable under this Guarantee.

16. ASSIGNMENT AND POSTPONEMENT OF CLAIM. The Guarantor postpones in favour of the Lenders all debts and liabilities that the Borrower now owes or later may from time to time owe to the Guarantor in any manner until the Obligations are paid in full. The Guarantor further assigns to the Agent on behalf of the Lenders all such debts and liabilities, to the extent of the Obligations, until the Lenders are paid in full, except as may otherwise be agreed in writing by the Majority Lenders. If, during the continuance of an Event of Default, the Guarantor receives any moneys in payment of any such debts and liabilities, the Guarantor will hold them in trust for, and will immediately pay them to, the Lenders without reducing the Guarantor's liability under this Guarantee.

17. WITHHOLDING TAXES. Unless a law requires otherwise, the Guarantor will make all payments under this Guarantee without deduction or withholding for any present or future taxes of any kind. If a law does so require, the Guarantor will pay to the Agent additional amount as is necessary to ensure the Lenders receive the full amount the Agent would have received if no deduction or withholding had been made.

18. JUDGMENT CURRENCY. The Guarantor's liability to pay the Lenders in a particular currency (the "First Currency") will not be discharged or satisfied by any tender or recovery under any judgment expressed in or converted into another currency (the "Other Currency") except to the extent the tender or recovery results in the Lenders'
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          effective receipt of the full amount of the First Currency so payable.
          Accordingly, the Guarantor will be liable to the Lenders in an additional cause of action to recover in the Other Currency the amount (if any) by which that effective receipt falls short of the full amount of the First Currency so payable, without being affected by any judgment obtained for any other sums due.

19. GENERAL. Any provision of this Guarantee that is void or unenforceable in a jurisdiction is, as to that jurisdiction, ineffective to that extent without invalidating the remaining provisions. This Guarantee is in addition and without prejudice to any Security of any kind now or in the future held by the Agent. There are no representations, collateral agreement or conditions with respect to, or affecting the Guarantor's liability under, this Guarantee other than as contained in this Guarantee.

20.       DEFINITIONS.  In this Guarantee:

     (a) "Agent" means Canadian Imperial Bank of Commerce as administrative agent under the Credit Agreement and its successors in such capacity;

     (b) "Bank Office" means the Agent's office noted on the first page of this Guarantee, or such address as the Agent may, from time to time, advise the Guarantor in the manner provided in Section 5;

     (c) "Borrower" shall mean Kitchen Craft of Canada Ltd., the successor to the amalgamation of Kitchen Craft of Canada Ltd. and 3578275 Canada Inc., and its successors and assigns permitted under the Credit Agreement;

     (d) "Credit Agreement" means the certain credit agreement made among_3578275 Canada Inc., as borrower, the Agent, as one Lender, and the various other Lenders, dated January 29, 1999, pursuant to which the Lenders thereunder agreed to provide credit facilities aggregating $37,000,000.00 (Canadian) to be made available thereunder to 3578275 Canada Inc., subject to the terms and conditions therein set forth, as such credit agreement may be amended, restated, supplemented or otherwise modified from time to time;

     (e) "Guarantor" shall have the meaning indicated in the opening paragraph hereof.

     (f) "Lenders" shall mean the institutions that are from time to time party to the Credit Agreement as Lenders, as defined as such therein, and "Lender" shall mean any one of them.

     (g)  "Obligations" has the meaning ascribed thereto in the Credit
          Agreement;
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     (h)  "Person" includes a natural person, personal representative, partnership, corporation, association, organization, estate, trade union, church or other religious organization, syndicate, joint venture, trust, trustee in bankruptcy, government and government body and any other entity, and, where appropriate, specifically includes any Guarantor;

     (i)  "Section" means a section or paragraph of this Guarantee; and

     (j) "Security" means any security held by the Agent as security for payment of the Obligations and includes, among other things, any and all guarantees.

          IN WITNESS WHEREOF this Guarantee has been executed by the Guarantor the day of February, 1999.

                                    KITCHEN CRAFT CABINETRY LTD.



                                    By:  /s/ MARK BULLER
                                       ---------------------------------
                                       (Signature and Title)